Exhibit 21.1
CAPITALSOURCE INC. SUBSIDIARIES

Alexander Funding, LLC
CapitalSource Acquisition Funding LLC
CapitalSource Analytics LLC
CapitalSource Commercial Loan LLC, 2002-1
CapitalSource Commercial Loan LLC, 2002-2
CapitalSource Commercial Loan LLC, 2003-1
CapitalSource Commercial Loan LLC, 2003-2
CapitalSource Commercial Loan LLC, 2004-1
CapitalSource Commercial Loan LLC, 2004-2
CapitalSource Commercial Loan Trust 2002-1
CapitalSource Commercial Loan Trust 2002-2
CapitalSource Commercial Loan Trust 2003-1
CapitalSource Commercial Loan Trust 2003-2
CapitalSource Commercial Loan Trust 2004-1
CapitalSource Commercial Loan Trust 2004-2
CapitalSource Finance LLC
CapitalSource Funding III Inc.
CapitalSource Funding II Trust
CapitalSource Funding Inc.
CapitalSource Funding IV Inc.
CapitalSource Holdings Inc.
CapitalSource Mortgage Finance LLC
CapitalSource Servicing LLC
CapitalSource SNF Funding LLC
CIG International LLC
CS Bluesky II LC
CS California LLC
CS Equity LLC
CS Funding II Depositor Inc.
CSE Finance, Inc.
Delft Funding, LLC
Legends Funding, LLC
Los Charon Holdings LLC
Mauna Loa Funding, LLC
Paradise Canyon Funding, LLC
PrivateSource Mortgage LLC
San Bernardino Preservation LLC
South Peters Funding, LLC
VI Funding, LLC
VO Receivable, LLC